Exhibit 99.2

GAP INC. APPROVES $1 BILLION SHARE REPURCHASE AUTHORIZATION

Company Also Increases Annual Dividend for Sixth Consecutive Year

SAN FRANCISCO - February 26, 2015 - Gap Inc. (NYSE: GPS) today announced that its Board of Directors approved a new $1 billion share repurchase authorization for the company’s common stock and plans to increase its annual dividend, reinforcing the company’s commitment to returning excess cash to shareholders.

The new $1 billion repurchase authorization for Gap Inc.’s stock follows the company’s previous $500 million share repurchase authorization, which the company announced on October 16, 2014. Since the beginning of 2010, Gap Inc. has repurchased over $7.25 billion or about 297 million shares at an average price of $24.42.

Additionally, the company announced that its Board of Directors intends to increase the company’s annual dividend to $0.92 per share in fiscal year 2015, compared to the company’s current annual dividend of $0.88 per share. This is the sixth consecutive year Gap Inc. has increased its annual dividend, and it represents an annual dividend per share increase of more than 50 percent in the last two years.

“Through the end of fiscal year 2014, we’re pleased to have distributed more than $1.6 billion in cash to shareholders through our meaningful share repurchase activity and our increased dividend,” said Sabrina Simmons, chief financial officer, Gap Inc. “Both the new authorization and increased annual dividend continue to underscore the company’s commitment to returning excess cash to shareholders.”

Gap Inc.’s Board of Directors also authorized the first quarter fiscal year 2015 dividend of $0.23 per share, payable on or after April 29, 2015 to shareholders of record at the close of business on April 8, 2015.

Forward-Looking Statements
This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

•	returning excess cash to shareholders;

•	future share repurchases; and

•	annual per share dividend.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company’s actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in global economic conditions or consumer spending patterns could adversely impact the company’s results of operations;

•	the highly competitive nature of the company’s business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•	the risks to the company’s business, including its costs and supply chain, associated with global sourcing and manufacturing;

•	the risks to the company’s reputation or operations associated with importing merchandise from foreign countries, including failure of the company’s vendors to adhere to its Code of Vendor Conduct;

•
the risk that the company is subject to data or other security breaches that may result in increased costs, violations of law, significant legal and financial exposure, and a loss of confidence in the company’s security measures, which could have an adverse effect on the company’s results of operations and reputation;

•
the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company’s operations and financial results, or those of the company’s franchisees or vendors;

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company’s financial condition, strategies, and results of operations;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program; and

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014, as well as the company’s subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are based on information as of February 26, 2015. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, and children under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2014 net sales were $16.4 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,300 company-operated stores, over 400 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
Press@gap.com